Exhibit (a)(1)(iii)

Letter of Transmittal
Regarding Shares in Stone Point Credit Income Fund
Tendered Pursuant to the Offer to Purchase
Dated May 15, 2026

The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on June 16, 2026 and this Letter of Transmittal must be received by
the Fund as set forth below by 5:00 p.m.,
Eastern Time, on June 16, 2026, unless the Offer is extended
Complete this Letter of Transmittal and follow the Transmittal
Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to Stone Point Credit Income Fund, a Delaware statutory trust that is an externally-managed, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Fund”), the shares in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated May 15, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the shares in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the shares in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the shares in the Fund or portions thereof tendered hereby.

The undersigned acknowledges that the cash payment(s) of the purchase price for the shares in the Fund, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account at your financial intermediary from which your subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

VALUATION DATE: June 30, 2026

TENDER OFFER EXPIRATION DATE: 5:00 p.m. (Eastern Time), June 16, 2026

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By the Fund No Later Than 5:00 p.m. (Eastern Time) On The Expiration Date.

PLEASE MAIL OR E-MAIL THE COMPLETED FORMS TO THE FUND’S TRANSFER AGENT:

Stone Point Credit Income Fund

c/o U.S. Bank Global Fund Services

615 E Michigan St.

Milwaukee, WI 53202

E-mail: alternativefundsupport@usbank.com

If the forms are sent to the Fund’s Transfer Agent, receipt of the documents may be delayed and your tender of units may not be processed in a timely manner.

PART 1 – NAME (AS IT APPEARS ON YOUR STONE POINT CREDIT INCOME FUND STATEMENT)

Fund Name: Stone Point Credit Income Fund

Fund Account #:

Address:

City, State, Zip:

Telephone Number:

E-mail Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐	Full Repurchase

☐	Partial Repurchase* of Shares (please only provide a number of Shares, not a dollar amount) ______________________________(number of Shares wishing to submit for repurchase)

*	If the requested partial repurchase would put the account balance below the required minimum balance, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance

PART 3 – PAYMENT

Payments will be directed back to the account from which your subscription funds were debited. Contact your financial intermediary or account manager if you have any questions.

STONE POINT CREDIT INCOME FUND ACCOUNT #: ______________ (Should be the same as on page 2)

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Private Placement Memorandum and the Offer to Purchase dated May 15, 2026 (the “Offer to Purchase”). This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

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